                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 1, 2004
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                               Clarus Corporation
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             (Exact name of registrant as specified in its charter)

         Delaware                      000-24277                58-1972600
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                     Identification  No.)

         One Landmark Square, 22nd Floor Stamford CT                06901
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          (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: 203-428-2000

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing

On September 2, 2004, the Company announced that it received a notice from the staff of The Nasdaq Stock Market dated September 1, 2004, that the Company's common stock would remain listed on the Nasdaq National Market provided the
Company meets certain conditions set forth in a decision of the Nasdaq Listing
Qualifications Panel (the "Panel"). The decision follows the Company's appeal to the Panel of the previously disclosed determination of the Nasdaq Listing
Qualification Staff (the "Staff") that, based upon the Staff's discretionary authority granted by Nasdaq Marketplace Rules 4300 and 4330(a)(3), the Company's
securities would be delisted on July 1, 2004, unless the Company appealed the
Staff's decision. Following an appeal, the Panel has determined that the Company may remain listed on Nasdaq provided that, among other requirements, on or before September 8, 2004, the Company submits to Nasdaq a copy of a definitive agreement for the acquisition of an operating entity and consummates the acquisition on or before September 15, 2004. In response, the Company intends to formally request the Panel to extend those dates to enable the Company to negotiate and complete a transaction in an appropriate time frame. However, there is no assurance that the Panel will agree to the Company's request.
Additional information concerning this matter is set forth in the Company's
September 2, 2004 press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are included pursuant to Item 601 of
Regulation S-K:

         Exhibit 99.1   Press Release dated September 2, 2004.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CLARUS CORPORATION

Date: September 2, 2004                   By:  /s/ Nigel P. Ekern
                                              --------------------------------
                                               Nigel P. Ekern
                                               Chief Administrative Officer

                                  EXHIBIT INDEX
                                  -------------

                   Number                 Exhibit
                   ------                 -------

                   Exhibit 99.1           Press Release dated September 2, 2004